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   As Filed with the Securities and Exchange Commission on September 24, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON. D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           SONUS PHARMACEUTICALS, INC.

             (Exact name of registrant as specified in its charter)

            DELAWARE                                         95-4343413
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                22026 20th Avenue S.E., Bothell, Washington 98021

     (Address of Principal Executive Offices)            (Zip Code)

                            -----------------------

                INCENTIVE STOCK OPTION, NONQUALIFIED STOCK OPTION
                    AND RESTRICTED STOCK PURCHASE PLAN - 1991

                      1995 STOCK OPTION PLAN FOR DIRECTORS

                          EMPLOYEE STOCK PURCHASE PLAN

                     1999 NONQUALIFIED STOCK INCENTIVE PLAN

                           (Full titles of the plans)

                            -----------------------

                        Michael A. Martino, President and
                             Chief Executive Officer
                           Sonus Pharmaceuticals, Inc.
                             22026 20th Avenue S.E.
                            Bothell, Washington 98021
                     (Name and address of agent for service)
                                 (425) 487-9500

          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                K.C. Schaaf, Esq.
                            Christopher D. Ivey, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
                      660 Newport Center Drive, Suite 1600
                         Newport Beach, California 92660
                                 (949) 725-4000

                         CALCULATION OF REGISTRATION FEE


===============================================================================================
Title of Securities    Amount To Be     Proposed Maximum    Proposed Maximum     Amount of
 To Be Registered     Registered(1)         Offering           Aggregate      Registration Fee
                                         Price Per Share     Offering Price
===============================================================================================
   Common Stock,
  $0.001 par value   1,077,863 shares          (2)           $5,116,384(2)       $1,422.35
===============================================================================================

(1)Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan - 1991 (the "1991 Plan") (300,000 shares), the 1995 Stock Option Plan for Directors (the "Director Plan") (127,863 shares), the Employee Stock Purchase Plan (the "Purchase Plan") (50,000 shares), and the 1999 Nonqualified Stock Incentive Plan (the "1999 Plan") (600,000 shares).

   Previously, 546,017 shares of Common Stock available for grant under the 1991 Plan were registered on a Registration Statement on Form S-8 on December 15, 1995 (Registration No. 33-08623), 774,810 shares of Common Stock available for grant under the 1991 Plan were registered on a Registration Statement on Form S-8 on September 22, 1997 (Registration No. 33-36093) and 400,000 shares of Common Stock available for grant under the 1991 Plan were registered on a Registration Statement on Form S-8 on June 16, 1998 (Registration No. 33-56933). 122,137 shares of Common Stock available for grant under the Director Plan were registered on a Registration Statement on Form S-8 on December 15, 1995 (Registration No 33-08623). 50,000 shares of Common Stock available for grant under the Purchase Plan were registered on a Registration Statement on Form S-8 on December 15, 1995 (Registration No. 33-08623).

(2)The aggregate offering price of 349,197 shares of Common Stock registered hereby which could be issued upon exercise of options granted under the 1999 Plan is based upon the per share exercise price of such options, the weighted average of which is approximately $6.06 per share. With respect to the remaining 678,666 shares of Common Stock registered hereby which could be issued upon exercise of the remaining options and rights to purchase which Registrant is authorized to issue under its 1991 Plan, the Director Plan and the 1999 Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for Common Stock on September 20, 1999, which was $4.16 per share. For purposes of the 50,000 shares of Common Stock registered hereby to be issued under the Purchase Plan, the aggregate offering price was estimated using a per share price of $3.54 or 85% of $4.16, the average of the high and low price reported by the Nasdaq National Market for Common Stock on September 20, 1999, pursuant to the terms of the Purchase Plan.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents are incorporated herein by reference:

        (a) The Registrant's Registration Statement on Form S-8 dated December 15, 1995 (Registration No. 33-80623).

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

        (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

        (d) The Registrant's Yearly Report on Form 10-K for the year ended December 31, 1998.

        (e) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (c) above.

        (f) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under
            Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) or the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by references shall be deemed to be modified or superseded to the extent that a statement is contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

        Not Applicable

Item 5. Interests of Named Experts and Counsel

        Not Applicable

Item 6. Indemnification of Directors and Officers

        (a) As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

        (b) The Certificate of Incorporation provides that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. The Registrant's Bylaws provide for a similar indemnity to directors and officers of the Registrant to the fullest extent authorized by General Corporation Law.

        (c) The Certificate of Incorporation also gives the Registrant the ability to enter into indemnification


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

            agreements with each of its officers and directors. The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers against any and all expenses, judgements, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7. Exemption from Registration Claims

        Not Applicable

Item 8. Exhibits

        The following exhibits are filed as part of this Registration Statement:

        Number          Description

         4.1 SONUS Pharmaceuticals, Inc. 1999 Nonqualified Stock Incentive Plan (the "1999 Plan") (incorporated by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31,
                        1999).

         4.2 Form of Nonqualified Stock Option Agreement pertaining to the 1999 Plan (incorporated by reference to Exhibit
                        10.8 to the Company's Quarterly Report
                        on Form 10-Q for the quarter ended March
                        31, 1999).

         4.3 Form of Restricted Stock Purchase Agreement pertaining to the 1999 Plan (incorporated by reference to Exhibit
                        10.9 to the Company's Quarterly Report
                        on Form 10-Q for the quarter ended March
                        31, 1999).

         5.1            Opinion of Stradling, Yocca, Carlson &
                        Rauth, a Professional Corporation,
                        Counsel to the Registrant.

         23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

         23.2           Consent of Ernst & Young LLP, independent auditors.

         24.1 Power of Attorney (included on signature page to this Registration Statement at page 5).



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


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 24thday of September, 1999.

                            SONUS PHARMACEUTICALS, INC.

                            By: /s/ Gregory Sessler
                                --------------------------------------------
                                Gregory Sessler, Chief Financial Officer
                                (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

        We, the undersigned officers and directors of SONUS Pharmaceuticals, Inc., do hereby constitute and appoint Michael A. Martino and Gregory Sessler, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Michael A. Martino                      President, Chief Executive Officer      September 24, 1999
----------------------------------          and Director (Principle Executive
Michael A. Martino                          Officer)


/s/ Gregory Sessler                         Chief Financial Officer (Principal      September 24, 1999
----------------------------------          Financial and Accounting Officer)
Gregory Sessler


/s/ George Dunbar, Jr.                      Director,  Co-Chairman  of the  Board   September 24, 1999
----------------------------------          of Directors
George W. Dunbar, Jr.


/s/ Christopher S. Henney                   Director                                September 24, 1999
----------------------------------
Christopher S. Henney, Ph.d., D.Sc.


/s/ Robert E. Ivy                           Director,  Co-Chairman  of the  Board   September 24, 1999
----------------------------------          of Directors
Robert E. Ivy


/s/ Dwight Winstead                         Director                                September 24, 1999
----------------------------------
Dwight Winstead



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Exhibit

Number              Description

4.1 SONUS Pharmaceuticals, Inc. 1999 Nonqualified Stock Incentive Plan (the "1999 Plan") (incorporated by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

4.2 Form of Nonqualified Stock Option Agreement pertaining to the 1999 Plan (incorporated by reference to Exhibit 10.8 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

4.3 Form of Restricted Stock Purchase Agreement pertaining to the 1999 Plan (incorporated by reference to Exhibit 10.9 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to Registrant.

23.1 Consent of Stradling, Yocca, Carlson & Rauth (included in the Opinion filed as Exhibit 5.1).

23.2                Consent of Ernst & Young, LLP, independent auditors

24.1 Power of Attorney (included on signature page to this Registration Statement at page 5).





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